Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of RegeneRx Biopharmaceuticals, Inc. (the “Company”) on Form S-3 filed on or abut January 28, 2005 of our report dated February 1, 2004, as of and for the years ended December 31, 2003 and 2002, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the caption “Experts” in such Prospectus.

/s/ Reznick Group, P.C.
Bethesda, Maryland
January 28, 2005